UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2006

ADVANCED MAGNETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)
125 CambridgePark Drive, 6th Floor
Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indemnification Agreements

On November 7, 2006, Advanced Magnetics, Inc. (the “Company”) entered into separate indemnification agreements with Joseph L. Farmer, the Company’s General Counsel and Vice President of Legal Affairs, and Michael N. Avallone, the Company’s Chief Financial Officer and Vice President of Finance. On the same date, the Company also entered into separate indemnification agreements with Michael Narachi and Ron Zwanziger, each of whom joined the Board of Directors of the Company as described in Item 5.02 below. The indemnification agreements are identical in all material respects to the Company’s previously-filed Representative Form of Indemnification Agreement, dated as of August 4, 2004.

Item 5.02.	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Principal Officers

On November 7, 2006, Jerome Goldstein retired as Chief Executive Officer of the Company and assumed the role of Executive Chairman, effective immediately. Mr. Goldstein will continue to serve as Treasurer of the Company.

On November 7, 2006, Brian J.G. Pereira, M.D. was appointed the Company’s Chief Executive Officer. Dr. Pereira will continue to serve as the Company’s President.

Mr. Goldstein is a co-founder of the Company and served as Chief Executive Officer, Treasurer and Chairman of the Board of Directors since the Company was founded in November 1981. Mr. Goldstein was President of the company from 1981 to 1997 and from 2001 to 2005. In his new role as Executive Chairman, he will be responsible for the effective performance of the Board of Directors and will continue to work closely with Dr. Pereira, acting in an advisory capacity to him and other executives. In addition to leading Board activities, Mr. Goldstein will collaborate with Dr. Pereira on corporate strategy and direction and in advancing both the ferumoxytol and Combidex® programs.

Dr. Pereira has been a director of the Company since July 2004 and was elected President of the Company in November 2005. Dr. Pereira served as President and Chief Executive Officer of the New England Health Care Foundation, a physician’s group at Tufts-New England Medical Center, from 2001 to 2005, and held various other positions at Tufts-New England Medical Center from 1993 to 2001. He is a Professor of Medicine at Tufts University School of Medicine and at the Sackler School of Biomedical Sciences of Tufts University. Dr. Pereira served as President of the National Kidney Foundation from 2002 to 2004, and has served on the editorial board of twelve scientific journals. He also serves as a director of the National Kidney Foundation, Kidney Care Partners, Wellbound Inc., and Satellite Health Care Inc. In addition, Dr. Pereira is a member of the advisory boards of Amgen, Inc. and Sigma-Tau Pharmaceuticals, Inc. along with several other organizations.

Appointment of Directors

On November 7, 2006, the Board of Directors (the "Board") was expanded by two members, and Michael Narachi and Ron Zwanziger were appointed to serve as members of the Board.

Michael Narachi is currently Chairman of Naryx Pharma, Inc. He recently retired as an Officer and Vice President of Amgen Inc. (“Amgen”), where he served as General Manager of Amgen’s Anemia Business from 1999 to 2003. In this role, Mr. Narachi led an integrated medical, marketing and sales team whose chief aim was to eliminate anemia and its complications. Mr. Narachi joined Amgen in July 1984 as a Molecular Biology Research Associate. He held various positions throughout the organization including: Product Development Team Leader for NEUPOGEN®; Director of Clinical Operations in Thousand Oaks, CA and Cambridge, UK; VP of Development and Representative Director for Amgen Japan; Head of Corporate Strategic Planning; Chief Operations Officer of Amgen BioPharma, Amgen’s Colorado-based company which developed new therapies for inflammatory diseases; and VP, Licensing and Business Development. Mr. Narachi received a BS and MA degree in Molecular Genetics from the University of California at Davis in 1984. He received an MBA from the Anderson Graduate School of Management at UCLA.

Mr. Zwanziger has served as Chairman and Chief Executive Officer of Inverness Medical Innovations, Inc. since 2001. Inverness Medical is a major global developer, manufacturer and marketer of advanced, pioneering consumer and professional medical diagnostic products. From 1992 to 2001, he served in the same capacity at Inverness Medical Technology, Inc., a consumer-focused company he co-founded that developed proprietary technologies and manufacturing processes. In November 2001, Inverness Medical Technology was sold to Johnson & Johnson for $1.3 billion. From 1981 to 1991, Mr. Zwanziger was Chairman, Chief Executive Officer and Founder of Medisense, Inc. (“Medisense”), a company which focused on sensor technology. Under his guidance, Medisense launched the first electronchemical blood glucose monitor in 1987. Medisense was acquired by Abbott Laboratories for approximately $900 million. Mr. Zwanziger received his undergraduate degree from Imperial College in 1975 and an MBA from the Harvard Business School in 1981.

For their services as non-employee directors, Messrs. Narachi and Zwanziger will be entitled to receive the standard compensation for a newly elected non-employee director of the Company as described in Exhibit 10.1 to this report. Accordingly, on November 7, 2006, each of Messrs. Narachi and Zwanziger received an option to purchase $250,000 in value, or 8,801 shares, of the Company’s common stock at an exercise price of $41.16, the fair market value of a share of the Company’s common stock on the date of grant. These options will vest in four equal annual installments beginning on the first anniversary of the date of grant and have a ten-year term. The actual number of shares granted was determined using a Black-Scholes option pricing model identical to that used by the Company for purposes of preparing its financial statements.

Directors Not Standing for Re-Election

On November 7, 2006, Sheldon L. Bloch, Professor Edward B. Roberts, Ph.D. and Theodore I. Steinman, M.D., three current members of the Board of Directors, announced that they will not stand for re-election at the annual meeting of stockholders of the Company currently scheduled to be held on February 6, 2007. Mr. Bloch is currently the Chairman of the Audit Committee and a member of the Compensation Committee and Nominating Committee. Mr. Roberts is currently a member of the Audit Committee and the Nominating Committee. Mr. Steinman is currently a member of the Nominating Committee. Messrs. Bloch, Roberts and Steinman advised the Board that the reasons for their decisions were not the result of any disagreement with the Company.

Executive Officer Compensation

On November 7, 2006, the Board of Directors of the Company approved, based on the recommendation of the Company’s Compensation Committee, the following:

1. A four percent (4%) cost-of-living increase to Mr. Goldstein’s annual base salary for fiscal 2007, however, effective February 6, 2007 Mr. Goldstein’s base salary will be reduced by twenty-five percent (25%). Mr. Goldstein was also granted options to purchase 50,000 shares of common stock at an exercise price of $41.16, the fair market value of a share of the Company’s common stock on the date of grant. Such options have a ten year term and vest in four equal annual installments beginning on the first anniversary of the date of grant.

2. A four percent (4%) cost-of-living increase to Dr. Pereira’s annual base salary for fiscal 2007. Dr. Pereira was also granted options to purchase 50,000 shares of common stock at an exercise price of $41.16, the fair market value of a share of the Company’s common stock on the date of grant. Such options have a ten year term and vest in four equal annual installments beginning on the first anniversary of the date of grant.

3. Dr. Pereira will be eligible to receive a bonus of up to fifty percent (50%) of his annual base salary at the discretion of the Company’s Compensation Committee, based on the achievement of set performance goals for the fiscal year ended September 30, 2007. The specific terms of Dr. Pereira’s performance goals are not being disclosed because they involve confidential commercial and business information, the disclosure of which would cause competitive harm to the Company.

4. Mr. Farmer’s annual base salary for fiscal year 2007 will increase to $225,000.

5. Mr. Avallone’s annual base salary for fiscal year 2007 will increase to $160,000.

6. A performance bonus for the fiscal year ending September 30, 2006 to the following executive officers:

Jerome Goldstein	Chief Executive Officer, Treasurer and Chairman	$100,000
Brian J.G. Pereira	President	$100,000
Joseph Farmer	General Counsel and Vice President of Legal Affairs	$20,559
Michael Avallone	Chief Financial Officer and Vice President of Finance	$15,362

All bonuses except the bonus paid to Dr. Pereira were discretionary. Dr. Pereira’s bonus award was calculated based on specific performance goals established by the Company’s Chief Executive Officer during the course of the fiscal year ended September 30, 2006, pursuant to Dr. Pereira’s employment agreement.

The respective employment agreements between Mr. Goldstein and Dr. Pereira and the Company will be amended to reflect their respective revised titles, responsibilities and compensation.

Director Compensation

On November 7, 2006, the Board of Directors approved, based on the recommendation of the Company’s Compensation Committee, a revised plan of non-employee director compensation. The revised compensation plan approved is described in Exhibit 10.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibit:

Number	Description

10.1	Summary of Non-Employee Director Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED MAGNETICS, INC.

By: /s/ Brian J.G. Pereira, M.D. Brian J.G. Pereira, M.D. Chief Executive Officer

Date: November 9, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of Non-Employee Director Compensation.